UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 23, 2016

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders of Citrix Systems, Inc. (the “Company”) held on June 23, 2016 (the “Annual Meeting”), the Company’s stockholders approved the three proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Notice of Annual Meeting and Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2016 (the “Proxy Statement”).

Proposal 1

To elect Robert M. Calderoni, Nanci E. Caldwell, Jesse A. Cohn, Robert D. Daleo, Murray J. Demo, Peter J. Sacripanti, Graham V. Smith, Godfrey R. Sullivan, and Kirill Tatarinov as directors to each serve for a one-year term expiring at the Company’s annual meeting of stockholders in 2017 or until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert M. Calderoni	114,048,879	3,234,620	74,946	9,609,134
Nanci E. Caldwell	114,007,237	3,280,871	70,337	9,609,134
Jesse A. Cohn	115,413,821	1,868,303	76,321	9,609,134
Robert D. Daleo	114,930,231	2,347,500	80,714	9,609,134
Murray J. Demo	114,543,364	2,734,176	80,905	9,609,134
Peter J. Sacripanti	115,415,348	1,860,388	82,709	9,609,134
Graham V. Smith	114,654,264	2,621,215	82,966	9,609,134
Godfrey R. Sullivan	102,693,234	14,590,450	74,761	9,609,134
Kirill Tatarinov	115,695,056	1,586,775	76,614	9,609,134

Proposal 2

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
122,730,521	4,136,996	100,062	0

Proposal 3

To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,290,961	18,504,785	562,699	9,609,134

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

Dated: June 28, 2016	By:	/s/ David J. Henshall
		Name:	David J. Henshall
		Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

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